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                                                             EXHIBIT 3


                  NAVISTAR INTERNATIONAL TRANSPORTATION CORP.
                         AND CONSOLIDATED SUBSIDIARIES
                  -------------------------------------------

                     ARTICLES OF INCORPORATION AND BY-LAWS


     The following documents of Navistar International Transportation Corp. are incorporated herein in those executed and conformed copies of this report provided to the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

     3.1  Restated Certificate of Incorporation of Navistar
          International Transportation Corp. effective October 27, 1995, filed as Exhibit 3.1 on Annual Report on Form 10-K dated October 31, 1996, which was filed on January 26, 1996,
          Commission File No. 1-5236.

     3.2 The By-Laws of Navistar International Transportation Corp. effective February 14, 1995, filed as Exhibit 3.2 on Annual Report on Form 10-K dated October 31, 1996 which was filed on January 26, 1996, on Commission File No. 1-5236.











































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